Ex. 5.1

                        Venable, Baetjer and Howard, LLP
                       1800 Mercantile Bank & Trust Bldg.
                                2 Hopkins Plaza
                              Baltimore, MD 21201
                                 (410) 244-7400




                                 August 5, 1998


Dunn Computer Corporation
1306 Squire Court
Sterling, Virginia 20166

         Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Dunn Computer Corporation, a Virginia corporation (the "Company"), in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") pertaining to the registration of up to 300,000 shares of its Common Stock, $0.001 par value (the "Common Stock"), for issuance and sale pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

                  In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including, but not limited to, the following: (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Company, as amended and as currently in effect; (iii) the Plan; (iv) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Common Stock and the other transactions contemplated by the Registration Statement; (v) a Certificate of Good Standing from the State Corporation Commission of the Commonwealth of Virginia; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

                  Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.


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                  We are members of the Bar of the Commonwealth of Virginia and the opinions expressed herein are limited to the corporate laws of Virginia pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of the Commonwealth.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                Very truly yours,




                                /S/ VENABLE, BAETJER AND HOWARD, LLP


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